                                EXHIBIT 10.10



                            LEASE AGREEMENT BETWEEN

                        FLOUR CITY ARCHITECTURAL METALS

                                   AND ARECO

         This Instrument Prepared By:     RICK J. BEARFIELD, Attorney at Law
                                          Wesley Plaza, Suite 1
                                          2513 Wesley Street
                                          P.O. Box 4210 CRS
                                          Johnson City, TN 37602
                                          (423) 282-1006


                             LEASE AGREEMENT

         This Lease Agreement (the "Lease") is made and entered into this 27th day of August, 1999, by and between ARECO, L.P. A DELAWARE LIMITED PARTNERSHIP, as "Landlord" (also sometimes referred to herein as "Seller") and FLOUR CITY ARCHITECTURAL METALS, INC., as "Tenant" (also sometimes referred to herein as "Buyer").

         WITNESSETH: That the said Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord the following described Premises:

         Approximately 6.018 acres located in Sullivan County, Tennessee, and more particularly described on EXHIBIT A hereto attached (the "Leased Premises"), beginning on the 31st day of August 1999, (the "Commencement Date") up through and including the 31st day of December, 2004, for use in Tenant's regular business or in any other legitimate business, subject to the terms and conditions of this lease. Tenant shall inspect and accept the condition of the Leased Premises on the Commencement Date of the Lease.

1. TERM OF THE LEASE

         This Lease shall commence upon the Commencement Date and shall continue for a term up through and including the 31st day of December, 2004 (the "Initial Term"). Tenant may, upon giving Landlord written notice not less than three (3) months prior to the expiration of the term of this Lease, renew this Lease for One (1) additional term of Three (3) years (the "Renewal Term") upon the same terms and conditions as contained in this Lease, except that the rent during the Renewal Term shall be as stated below.

2. RENT

         Tenant covenants to pay Landlord, without demand, the following stated rent:


                                                       Annual Rent         Monthly Rent
                                                       -----------         ------------
         Commencement Date to December 31, 2001        $252,000.00          $21,000.00
         January 1, 2002 to December 31, 2004          $276,000.00          $23,000.00
         Renewal Term (1-1-05 to 12-31-07)             $300,000.00          $25,000.00

Rent shall be payable monthly on the 1st day of each month at the office of the Landlord. If the term of this Lease shall commence on a day other than the first day of a calendar month, Tenant shall pay Landlord on the commencement date an amount equal to one such monthly installment of the rent multiplied by a fraction having as its numerator the number of days remaining in said month (from and including the day of commencement) and as its denominator the total number of days in said month.

3. OPTIONS

         OPTION TO PURCHASE. Tenant shall retain and Landlord hereby grants to Tenant an option to purchase the Property (the "Option to Purchase"), which option shall be exercisable at any time during the term of this Lease, or as provided in Paragraph 8.1, below. If exercised, the terms of the purchase and sale shall be as set forth hereinafter.

4. MAINTENANCE AND REPAIRS OF PREMISES

         4.a. The Landlord shall, during the term of this Lease, maintain in proper and usable condition (1) the roof; (2) the gutters and downspouts;
(3) building walls (exterior); (4) foundation and structural members;
(5) structural plumbing; (6) structural wiring and electrical service (but not including any wiring beyond the circuit breaker box nearest the electric meter); and (7) all paved surfaces; and shall make all exterior and interior structural repairs and shall maintain the same in such a manner that the premises may be used by the Tenant for the purposes for which leased, except for such repairs as are required by the actions of the Tenant. In addition, Tenant shall be responsible for any maintenance or repairs resulting from or occasioned by Tenant's actions, or the actions of any agent, contractor, sub-contractor or any other person acting on behalf of Tenant.

       4.b. Landlord represents to Tenant that is has no knowledge of any hazardous substances buried or deposited on the Leased Premises. If any hazardous wastes exist on the Leased Premises as of the Commencement Date of this Lease, Landlord further agrees to save harmless and indemnify Tenant from and against any and all claims, suits, losses, injuries, damages and expenses, including reasonable attorney's fees and legal costs, incident to or resulting from or arising out of the existence of such hazardous waste. The Tenant agrees to save harmless and indemnify the Landlord from and against all environmental claims, suits, losses, injuries, damages and expenses, including reasonable attorney's fees and legal costs, arising out of any act of Tenant during the Initial Term or any extension term, its agents, invitees, servants and employees, during the term of this lease and renewal thereof.

       4.c. All plumbing, lighting, electrical, security, mechanical and HVAC systems (the "Building Interior Systems") are in good working order, or if not, Landlord shall, prior to the commencement of this Lease, place them in good working order.

       4.d. Tenant shall be fully responsible for the maintenance and repair of the Building Interior Systems and the lawn.

5. TENANT'S ALTERATIONS, ADDITIONS, INSTALLATIONS, AND REMOVAL THEREOF

       5.1. Tenant may, at its own expense, at any time after the date of this Lease, and during the term hereof, make such alterations or additions to the leased premises as may be necessary to fit the same for its business. These improvements, alterations, additions become part of the real estate covered by this lease unless specific agreement in writing states otherwise. However, trade fixtures, signs, equipment, furniture or other such property placed in, or affixed to the premises shall not become the property of the Landlord and shall be removed by Tenant upon termination of the Lease unless Landlord waives the requirement of their removal. Notwithstanding the foregoing, Tenant shall not make any additions, installations, alterations, or modifications to the Leased Premises which adversely affect the value of the Leased Premises or the Property.

       5.2. Tenant will promptly pay and discharge its obligations for any such work done on the premises in order that no liens may attach for payments due any mechanicals or materialman. In the event any lien is levied or attempted to be levie, Tenant agrees to have the same promptly removed by repayment of this obligation or by posting bond so as to bring about prompt removal of said lien.

6. UTILITIES

       6.1. Tenant shall pay all charges for water and other utilities consumed or used by Tenant upon the leased premises.

7. OBSERVANCE OF LAWS

       7.1. Tenant shall fully obey and comply with all public laws, ordinances, rules or regulations relating to the use of the leased premises, and will indemnify and save harmless the Landlord from any and all claims that might arise due to Tenant's noncompliance with same.

8. DAMAGE BY FIRES, ETC.

       8.1. If at anytime the Leased Premises should be destroyed or damaged by fire, explosion, earthquake, windstorm, flood, casualty, or other cause to such extent that Tenant cannot continue its normal business therein, or if in Tenant's opinion, the Premises are rendered untenantable or unfit for occupancy, Tenant shall have the option within a period of thirty (30) days thereafter to declare this lease terminated as of the date of such damage or destruction by giving Landlord written notice to such effect, and the rent shall be apportioned as of such date and all prepaid rent shall forthwith be repaid. If Tenant does not exercise this option, Landlord shall at his own expense, perform as rapidly as circumstances permit such rebuilding and repairs as may be necessary to restore the Premises to their former condition. From the date of such damage until such restoration is completed there shall be a pro rata abatement of rent to the extent that and for the period that the Premises are untenantable. Tenant shall have the right to exercise its Option to Purchase for a period of thirty days following such damage or destruction. If Tenant exercises its Option to Purchase following damage or destruction, Tenant shall be entitled to receive all insurance proceeds payable as a result of such damage or destruction.

       8.2. Tenant shall maintain insurance covering the Leased Premises against loss or damage by boiler explosion, fire, and the perils specified in the standard extended coverage endorsement; and in the event of damage or destruction to the Premises by fire or any of said perils, whether or not attributable to the negligence of Tenant or its agents, visitors, servants, or employees, this Paragraph shall control.

 9.  TERMINATION BY REASON OF DEFAULT

          9.1. In the event that either of the parties hereto shall fail to perform any covenant required to be performed by such party under the terms and provisions of this Lease, including Tenant's covenant to pay rent, and such failure shall continue unremedied for a period of thirty (30) days after the service of written notice upon such party by the other party hereto, this Lease may be terminated by the party not at fault.

10.  CONDEMNATION

          10.1. In the event that during the term of this Lease, or any extension or renewal thereof, any portion of the Property is taken by governmental or quasi-governmental authority by exercise of the power of eminent domain. Tenant shall have the right and option to terminate this Lease. If Tenant does not elect to terminate this Lease, then the monthly rental payments from the date of acquisition to the end of the original or any extended term shall be reduced in proportion to the resulting loss of use of said Leased Premises by Tenant. If Tenant does not elect to terminate the Lease, Tenant shall have a period of thirty (30) days from the date of the filing of any condemnation action by any governmental entity with the power of eminent domain, or the date Landlord reaches an agreement with any governmental entity with the power of eminent domain, within which to exercise its Option to Purchase. Upon timely exercise of the Option to Purchase, Tenant be entitled to a reduction in the purchase price, equal to the amount paid to Landlord by the condemning authority. Tenant shall not be entitled to participate in or receive any part of the damages or award which may be paid to or awarded Landlord by reason of a taking under this Section. Tenant shall be entitled to make its own claim for damages resulting from such taking.

11.  ASSIGNMENT

          11.a. Tenant may assign this Lease or sublet the premises or any part thereof, including specifically, the Option to Purchase contained herein, with the written consent of the Landlord, which consent shall not be unreasonably withheld.

12.  TAXES

          12.1. Tenant shall pay all personal property taxes and real estate taxes, assessments and charges which shall be assessed and levied upon the leased premises or any part thereof during the said term as they become due.

13.  INSURANCE

          13.1. Tenant shall maintain insurance on the Leased Premises providing coverage against loss by basic perils with a company licensed to issue policies of insurance in the State of Tennessee, and the Landlord shall be named an additional insured as their interests may appear.

          13.2. Tenant shall maintain its own basic perils insurance covering any property owned by it or third parties located within or upon the leased premises and in the Tenant's care custody or control. Tenant shall maintain worker's compensation insurance and other policies of insurance in such form as necessary relating to the conduct of its business on the Property.

14. TENANT'S LIABILITY INSURANCE

          14.1. During the term of this Lease or any renewal thereof, Tenant agrees to carry public liability and property damage insurance protecting both Landlord and Tenant in at least the amount of $1,000,000.00. A certificate evidencing such insurance shall be furnished to Landlord naming Landlord as an additional insured.

          14.2. Tenant shall protect, indemnify and save Landlord harmless from and against all and any claims, suits, actions, liability, injury, damage and expenses of any kind, including reasonable attorney's fees and legal costs, (i) caused by or arising out of any breach of or failure by Tenant to perform Tenant's responsibilities, warranties and conditions under this Lease or (ii) caused by or arising out of any act or negligence of Tenant, its agents, invitees, servants and employees, during the Initial Term or Renewal Term. It is a condition of this save-harmless and indemnification that Tenant shall receive reasonably prompt notice from Landlord of any claim
against Tenant.   Landlord shall protect, indemnify and save Tenant harmless from and against all and any claims, suits, actions, liability, injury, damage and expenses of any kind, including reasonable attorney's fees and legal costs, (i) caused by or arising out of any breach of or failure by Landlord to perform Landlord's responsibilities, warranties and conditions under this Lease or (ii) caused by or arising out of any act of negligence of Landlord, its agents, invitees, servants and employees, during the term of this Lease and renewal thereof. It is a condition of this save-harmless and indemnification that Landlord shall receive notice from Tenant of any claim against Tenant within ten (10) days after Tenant shall receive notice of such claim.

15.  LANDLORD'S RIGHT TO ENTER PREMISES

          15.1. Tenant shall permit Landlord and Landlord's agents to enter at all reasonable times to view the state and condition of the premises, or for any reasonable purpose.

16.  BANKRUPTCY OR RECEIVERSHIP

          16.1. In the event a petition in bankruptcy is filed by or against Tenant or in the event a receiver is appointed to take over the business of Tenant, or a composition made for creditors, then this lease will remain in effect as long as the trustee, receiver, or Tenant meets the terms and conditions of this lease.

17.  WAIVER OF SUBROGATION

          17.1. The Landlord and Tenant agree to maintain insurance providing coverage against loss by basic perils on their respective property and interest in the demised premises and hereby waive all rights of recovery of one against the other from any claims for losses or damage which may be covered by the Standard Tennessee Form of Basic Perils Insurance. The parties agree that they will request their respective insurance companies to grant such a waiver, provided, however, that this paragraph shall not be applicable and of no force or effect if all relevant insurance companies fail to consent thereto. This paragraph shall not limit any rights the Tenant has under Section 10 above.

18.  ESTOPPEL CERTIFICATE AND SUBORDINATION, ATTORNMENT, NON-DISTURBANCE

          18.1. Landlord and Tenant agree that at any time and from time to time, but not more than ten (10) days after written request by either of them to the other, to execute, acknowledge and deliver to the requested party:
(i) a Subordination, Attornment and Non-Disturbance Agreement, and (ii) a statement in writing certifying that this Lease is unmodified and is in full force and effect (or if there have been such modifications, that the same is in full force and effect as modified, and stating the modification) and that there are no material and continuing defaults by either party and the date to which the rental and other charges have been paid in advance, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee, mortgagee or assignee of any mortgage upon the fee or leasehold interest in the Demised Premises or by the assignee of the Tenant.

19.  MISCELLANEOUS PROVISIONS

          19.1. If any provision of this Lease Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Lease Agreement and any other application of such provision shall not be affected thereby.

          19.2. Landlord covenants that Tenant shall at all times peaceably and quietly have, hold, and enjoy the premises during the term of this Lease Agreement.

          19.3. This Lease Agreement will be simultaneously executed in two or more counterparts, each of which shall be deemed a fully enforceable original but all of which together shall constitute one and the same instrument.

          19.4. No changes, additions, or interlineations made to this Lease Agreement shall be binding unless initialed by both parties.

          19.5. This Lease Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

          19.6. UTILITIES. There are presently in existence at the Property, telephone, water, sewer, and electrical lines, sanitary sewers, and storm sewers or other approved surface draining systems satisfactory to Buyer, which utilities and systems have been completed, installed, and fully paid for, and which are fully sufficient in their current condition to service the operations of the Property.

          19.7. STRUCTURAL SOUNDNESS AND COMPLIANCE. To the best of Seller's knowledge, information, and belief, and without any cause to believe otherwise, Seller represents, warrants, and agrees that the Property, as of the date of Closing, contains no latent defects; that the equipment and systems serving the Property, including, without limitation, the plumbing, heating, air conditioning, and electrical systems, are in good working order; that the roof of every building is sound; and that all pavement, curbs, lighting, landscaping, and other related improvements are in good condition and contain no latent defects.

         19.8. ACCESS. The Property has direct, perpetual, valid and enforceable access to Fordtown Road.

20. TERMS OF PURCHASE

         If the Option to Purchase in Article 4, Section 8.1 or Section 10.1 of this Lease is exercised by Tenant, the following terms and conditions shall constitute the "Contract of Sale" for such purchase which Contract of Sale shall have an effective date of the date upon which Landlord receives written notice of the exercise of the Option to Purchase.

20.1. SALE OF PROPERTY. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller the Leased Premises, together with all improvements and fixtures now or hereafter located thereon, and together with all personal property located thereon, whether tangible or intangible. (All of the above properties are hereinafter collectively referred to as the "Property", the improvements and fixtures are sometimes separately referred to as "Improvements", and the personal property is sometimes hereinafter referred to as the "Personal Property.")

         20.2. PURCHASE PRICE. If the Option to Purchase contained herein is exercised by Tenant, the Purchase Price will be determined as of the date of exercise in accordance to the following schedule:


Period in which Option is Exercised                Resulting Purchase Price
-----------------------------------                ------------------------
Commencement Date to December 31, 2000                $2,200,000.00
January 1, 2001 to December 31, 2002                  $2,300,000.00
January 1, 2003 to December 31, 2004                  $2,450,000.00

Buyer agrees that the Purchase Price will be payable as follows:

                  a) $100,000.00 upon exercise of the Option to Purchase as earnest money;

                  b) The balance in cash or cashier's check at closing.

         20.3. TITLE. Seller is the owner of good and marketable fee simple title to the Property, free and clear of any liens, mortgages, assessments, pledges, security interests, options, encumbrances, easements, tenancies, covenants, restrictions, conditions, charges, agreements, encroachments, and all other encumbrances and exceptions to title which would adversely affect the use of the property for its intended purpose by Buyer, or its marketability.

         If Buyer's title insurance binder discloses matters or defects in the title to the Property, other than those matters created or caused by Buyer, Buyer shall give Seller written notice of the same, and Seller may be allowed a reasonable time, not in excess of thirty (30) days from such notice, within which to cause the matter or defect to be cured. In the event Seller elects not to cure any title defect under this paragraph, then Buyer may elect to accept the defect and proceed to close the transaction, or Buyer may cancel this Contract by notice in writing to Seller, whereupon the Earnest Money shall be returned to Buyer, and each party shall be released from further liability to the other.

         20.4. SURVEY. Buyer shall obtain a newly certified "as-built" Land Title Survey of the Property prepared by a licensed surveyor. The survey must be sufficient in form and content to allow a title insurance company to delete the standard survey exception and must show on its face that the Property is not located within any recognized flood hazard area. If the survey is not acceptable to the title insurance company, shows the dimensions of the Property to be materially different than as set forth on Exhibit A, or shows encroachments, and Seller elects not to remedy said encroachments, then Buyer, within thirty (30) days from receipt of the survey, shall have the right upon written notice to Seller to terminate this Contract or to close the purchase and sale of the Property regardless of the condition.

         20.6. TAXES AND ASSESSMENTS. Taxes and assessments shall be prorated at closing.

     20.10. GENERAL REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF SELLER. Seller represents, warrants, and agrees as follows as of the date of this Contract and the date of Closing:

          A. To Seller's actual knowledge, the Property is or at closing will be free and clear of any and all liens except for any existing liens and lien for current year's taxes, and no party is in a position to file any lien against the Property.

          B. Seller knows of no violation of any laws, municipal ordinances, orders, or other requirements of any governmental entity which affect or might affect the Property.

          C. To Seller's actual knowledge, there are currently no lawsuits involving the Property, nor any contingent liabilities involving the Property or the continued operation of the Property.

          D. To Seller's actual knowledge, there is no pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof, and Seller has no knowledge that any such action is presently contemplated.

          E. To Seller's actual knowledge, Seller has no information or knowledge that there are any laws, ordinances, or restrictions, or any changes contemplated therein, or any judicial or administrative action, or any action by adjacent landowners or natural or artificial conditions upon the Property, or any other fact or condition which would have a material adverse effect upon the Property or its value, which has not been disclosed in writing to Buyer.

          F. To Seller's actual knowledge, title to the Property is as represented herein. Present zoning of the Property allows commercial uses. There are no pending or threatened proceedings relating to the zoning of the Property.

          G. To Seller's actual knowledge, neither Seller nor the Property is subject to any pending proceedings under any state or federal insolvency or bankruptcy legislation. To Seller's knowledge, no such proceedings, either voluntary or involuntary, are imminent or threatened.

     20.11. CONDITIONS TO CLOSING. The obligation of Buyer to purchase the Property and to perform Buyer's other obligations hereunder shall be subject to the following conditions, which may be waived, in whole or in part, but only in writing by Buyer:

          A. All representations, warranties, and agreements made by Seller herein shall be true and correct in all respects on and as of the date of Closing, with the same force and effect as if made on and as of such date, and Seller shall have performed all covenants and obligations and complied with all conditions required by this Contract in a timely manner.

          B. Buyer must be able to obtain a title insurance commitment to issue an ALTA Form B owner's policy of title insurance, with standard exceptions.

      In the event any of the conditions set forth above are not satisfied the obligations of the parties to each other under this Contract shall cease.

     20.12. BROKERS AND COMMISSIONS. Seller and Buyer each warrant to each other that there are no brokers or other parties entitled to receive a commission or other fee with respect to the sale of the Property other than Hart Corporation who shall receive a real estate commission as specifically set forth on EXHIBIT B, attached hereto and incorporated as if fully set forth herein, to be paid at Closing out of Seller's funds. Each party will indemnify and hold harmless the other from any and all claims for broker's commissions and similar claims arising from said Indemnitor's actions.

     20.13. CLOSING. The Closing shall be held at the office of Bearfield & McClellan, 2513 Wesley Street, Johnson City, Tennessee on or before Forty-five (45) days after exercise of the Option to Purchase. Buyer shall have the right to determine the actual date of Closing upon giving Seller at least five (5) days written notice, provided such date shall be reasonably convenient to Seller.

     At Closing, all documents necessary for the conveyance of the Property and the payment of the Purchase Price, shall be executed and delivered. Said documents shall include, without limitation, the following:

                  A. General Warranty Deed transferring the Property from Seller to Buyer, subject only to the Permitted Exceptions and any other matter approved by Buyer. Buyer agrees to obtain a policy of owner's title insurance;

                  B. Lien Affidavits, Survey, Surveyor's Certificate, Confirmations, Consents, Approvals, and other documents contemplated by this Agreement, or reasonably required by Buyer's Title Insurance Company.

         20.14. CLOSING COSTS AND ADJUSTMENTS.

                  A. Seller will be responsible of the costs and expense of the termite letter, payoff letters, consents, or approvals required hereunder, the costs of satisfying and releasing any existing liens, and all other fees, costs, and expenses incurred by Seller in connection with and relating to satisfaction of the terms and conditions hereof, and Seller's own attorney's fees.

                  B. Buyer shall be responsible for the costs of inspecting the Property, the cost of title insurance and documentary stamps, costs of completing all other due diligence requirements, and Buyer's attorney's fees.

                  C. At Closing, the following adjustments between the parties shall be made as of 12:01 a.m. on the date of Closing.

                           (i) City, state, and county real and personal
property ad valorem taxes shall be apportioned as of the date of Closing. If the amount of such taxes for the year in which the Closing occurs cannot reasonably be determined, the apportionment shall be based upon the amount of taxes for the next preceding tax year, and later adjusted.

         20.15. NOTICE. All notices hereunder, shall be in writing, signed by the party giving the notice, and shall be delivered personally or sent by certified mail, postage prepaid, return receipt requested, address to as follows:


         TO BUYER:           Flour City Architectural Metals, Inc.
                             915 Riverview Drive, Suite 1
                             Johnson City, Tennessee 37601
                             423-928-2724 (ph)
                             423-928-0216 (fax)

         With Copy to

         Buyer's Counsel:    Rick J. Bearfield, Attorney at Law
                             Wesley Plaza, Suite 1
                             2513 Wesley Street
                             P.O. Box 4210 CRS
                             Johnson City, Tennessee 37602

         TO SELLER:          Areco, L.P.
                             C/o Stephen E. Duke
                             7350 Young Drive
                             Walton Hills, OH 44146

         With copy to        Jeff Zimon
         Seller's Counsel:   Benesch, Friedlander, Copelan & Aronoff
                             200 Public Square
                             Suite 2300
                             Cleveland, OH 44114

or at such other addresses which may hereafter be designated in writing by any party. The date of personal delivery, or three (3) days after the date of mailing, as the case may be, shall be the date of such notice or other communication.

         20.16. CASUALTY. Seller shall maintain in full force and effect all insurance policies currently covering the Property until Closing, and shall furnish Buyer with copies of the same, if required by Buyer in writing. The risk of loss or damage to the Property from fire, flood, windstorm, or other casualty, shall be borne by Seller until delivery of the General Warranty Deed to Buyer, as contemplated herein. Risk of loss or damage to the Property after delivery of the Warranty Deed shall be borne by Buyer. If, before the date of Closing, the Property is damaged by any such casualty, Buyer shall have the option either to terminate this Contract or to complete the purchase contemplated hereunder. In the event Buyer elects to terminate this Contract due to casualty as defined in this Section, Buyer shall be entitled to the return of all Earnest Money and Buyer and Seller shall be relieved and discharged of further obligations hereunder. If, however, Buyer elects to complete the transaction, there shall be no reduction in the Purchase Price, and, if such option is available through Seller's insurance carrier, Buyer shall be entitled to negotiate for and receive from any insurance carrier or responsible party all insurance proceeds or damages attributable to the casualty, including rent loss insurance. At the time of such loss, Seller shall execute and deliver to Buyer all instruments for the assignment and collection of such insurance proceeds and claims for damages. If the policy of insurance requires the building to be reconstructed or restored, there shall be no reduction in the purchase price; provided that if the restoration or reconstruction costs are less than the proceeds payable under the policy, the purchase price shall be reduced only by the difference between the proceeds payable pursuant to the policy and the cost of reconstruction or restoration. If reconstruction or restoration shall be required, it shall be performed to the plans and specifications of Buyer, except that if Buyer's plans and specifications require an expenditure of money in excess of the proceeds of the insurance policy, Buyer shall be responsible for the excess cost.

          20.17. MISCELLANEOUS

                 A. This Contract constitutes the sole and entire agreement between Buyer and Seller. No modification hereof shall be binding unless made in writing and executed by Buyer and Seller. No representations, promises, or inducements not included in this Contract, or any verbal modification or amendment hereof, shall be binding upon Buyer or Seller. This contract shall be binding upon and shall inure to the benefit of Buyer and Seller, and their respective heirs, successors, assigns, beneficial owners and representatives.

                 B.  Time is of the essence of this Contract.

                 C. The validity, construction and interpretation of this Contract shall be determined in accordance with the laws of the State of Tennessee.

                 D. The captions used in this Contract are for purposes of convenience only and shall not be construed or interpreted so as to limit or define the effect of this Contract.

                 E. All agreements, representations, and warranties of the Seller contained in this Lease and Contract shall survive the Closing of this transaction.

                 F. This Contract may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

                 G. Buyer may waive any provision hereunder which is a condition to Buyer's performance and may elect to close the transaction.

                 H. Obligations owed by Buyer to Seller under the terms of this Agreement, or otherwise, may be offset against obligations owed by Seller to Buyer.

                 I. Where certification of any document is required hereunder, the certification shall state that the contents of the certified documents are true, correct, and complete in all material respects and (where appropriate) prepared in accordance with generally accepted accounting principles consistently applied; that there are no facts known as of the date of certification which would alter the information contained thereon in any way whatsoever, and that the certification is given as an inducement to the consummation of the transaction contemplated herein.

                 J. Seller certifies, represents, and warrants, under penalty of perjury, that Seller is not a foreign person or non-resident alien for purposes of Section 1445 of the Internal Revenue Code, or any related provisions, and Seller will execute such further certifications with respect thereto as Buyer may require.

      AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants, warranties and representations and agreements herein contained shall survive the lease and the contract of purchase herein contained, and shall inure to the benefit of and be equally binding upon the respective executors, administrators, heirs, successors, and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

                                        LANDLORD:

                                        ARECO, L.P.
                                        A DELAWARE LIMITED PARTNERSHIP


                                   By:  /s/ [ILLEGIBLE]
                                        ------------------------------
                                        General Partner

                                        TENANT:

                                        FLOUR CITY ARCHITECTURAL METALS, INC.


                                    By: /s/ [ILLEGIBLE]
                                        ---------------------------------------

                                 Title: Pres & CEO
                                        ---------------------------------------

STATE OF OHIO         )
                      )
COUNTY OF CUYAHOGA    )

         Before me, _____________________________________________, a Notary
Public of the state and county aforesaid, personally appeared _________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be a partner of ARECO, L.P., the within named bargainor, a Delaware limited partnership, and that he as such partner executed the foregoing instrument for the purposes therein contained, by signing the name of the partnership by himself as partner.

         Witness my hand and seal, at office this ______ day of ______, 1999.


                                           -------------------------------
                                                    Notary Public


My Commission Expires:


----------------------


STATE OF TENNESSEE       )
                         )
COUNTY OF WASHINGTON     )

         Before me, Sandra Rochester, a Notary Public of the state and county aforesaid, personally appeared Roger Ulbricht, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be CEO of FLOUR CITY ARCHITECTURAL METALS, INC., the within named bargainor, a corporation, and that he as such _________________________, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as _______________________________.

         Witness my hand and seal, at office this 27th day of August, 1999.

                                              /s/   Sandra Rochester
                                           -------------------------------
                                                   Notary Public


My Commission Expires:

April 30, 2003
--------------